UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

      Date of Report (Date of earliest event reported) October 11, 2005

                        NATIONAL PROPERTY INVESTORS 8
      (Exact name of small business issuer as specified in its charter)


              California               0-14554              13-3254885
      (State or other jurisdiction   (Commission          (I.R.S. Employer
            of incorporation)        File Number)       Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                        (Partnership's telephone number)
                                 (864) 239-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.

On August 16, 2005 (the "Effective Date"), National Property Investors 8, a California limited partnership (the "Partnership"), and four other partnerships ("Selling Partnerships") entered into an agreement (the "Purchase Agreement") with a third party, Prime Quest Management, LLC, an Illinois limited liability company (the "Purchaser"), relating to the purchase and sale of five apartment complexes, each of which is owned by one of the Selling Partnerships and all of which together contain a total of 1,324 units. Each of the Selling Partnerships is affiliated with AIMCO Properties, LP, an affiliate of the Partnership's managing general partner. One of the properties subject to the Purchase Agreement is Williamsburg on the Lake Apartments ("Williamsburg"), a 460-unit apartment complex located in Indianapolis, Indiana that is owned by the Partnership. Under the terms of the Purchase Agreement, the Purchaser agreed to purchase the five apartment complexes owned by the Selling Partnerships for a total purchase price of approximately $39,131,000, of which approximately $11,810,000 is allocated to Williamsburg (the "Purchase Price"). The Purchaser also agreed to purchase two additional apartment complexes from affiliates of the Partnership's managing general partner pursuant to two separate purchase and sale agreements. The purchase of these two additional apartment complexes is contingent on the purchase of the five properties covered by the Purchase Agreement.

Under the terms of the Purchase Agreement, the Purchaser could terminate the Purchase Agreement at any time prior to the expiration of the feasibility period as defined in the Purchase Agreement, acting in the Purchaser's sole discretion and for any reason or no reason, upon delivery of written notice to the Selling Partnerships and the escrow agent. On September 23, 2005, the Purchaser delivered written notice to the Selling Partnerships and the escrow agent of its election to terminate the Purchase Agreement pursuant to its terms. On October 11, 2005 ("Reinstatement Date"), the Partnership and Purchaser entered into the Reinstatement and Second Amendment to the Purchase and Sale Contract (the "Reinstatement"), which had the effect of reinstating the Purchase Agreement. The Purchase Agreement and the Reinstatement will be filed with the Registrant's Form 10-QSB for the quarterly period ended September 30, 2005.

The Reinstatement decreased the purchase price in the Purchase Agreement to approximately $38,501,000, of which approximately $11,760,000 represents the sales price allocation to Williamsburg. The Purchaser paid an additional deposit of approximately $449,000, of which approximately $136,000 is allocated to Williamsburg. The feasibility period has expired and both of the deposits are nonrefundable. The closing date is now anticipated to be November 30, 2005. There were no other material changes to the Purchase Agreement as described in the Registrant's Current Report on Form 8-K dated August 16, 2005.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 NATIONAL PROPERTY INVESTORS 8


                                 By:     NPI EQUITY INVESTMENTS, INC
                                         Managing General Partner

                                 By:     /s/Martha L. Long
                                         Martha L. Long
                                         Senior Vice President

                                 Date:   October 17, 2005